Exhibit 99.1

TD SYNNEX Reports Fiscal 2022 Second Quarter Results

FREMONT, CA and CLEARWATER, FL, June 28, 2022 – TD SYNNEX (NYSE: SNX) today announced financial results for the fiscal second quarter ended May 31, 2022.

	Q2 FY22	Q1 FY22(2)	Q2 FY21	Net Change from Q1 FY22	Net Change from Q2 FY21
Revenue ($M)	$15,270	$15,470	$5,857	(1.3)%	160.7%
Operating income ($M)	$252.7	$222.4	$147.9	13.6%	70.9%
Non-GAAP operating income ($M)(1)	$398.3	$431.9	$170.0	(7.8)%	134.4%
Operating margin	1.66%	1.44%	2.53%	22 bps	(87) bps
Non-GAAP operating margin(1)	2.61%	2.79%	2.90%	(18) bps	(29) bps
Net income ($M)	$148.9	$132.3	$93.1	12.5%	60.0%
Non-GAAP net income ($M)(1)	$262.3	$292.4	$109.4	(10.3)%	139.7%
Diluted EPS	$1.55	$1.37	$1.78	13.1%	(12.9)%
Non-GAAP Diluted EPS(1)	$2.72	$3.03	$2.09	(10.2)%	30.1%
“Our fiscal Q2 results demonstrate the excellent performance delivered by our team amidst another quarter of strong demand for our technology solutions,” said Rich Hume, CEO of TD SYNNEX. “We are making great strides as TD SYNNEX and seeing the fruits of our labor as we progress on our merger integration and strategic initiatives to grow across core and high-growth technologies.”
Fiscal 2022 Second Quarter Highlights
•Revenue was $15.3 billion in the fiscal second quarter of 2022, up 160.7% from the prior fiscal second quarter primarily due to the impact of the completion of the merger with Tech Data on September 1, 2021. On a sequential basis, revenue decreased 1.3% compared to the prior quarter.
•Operating income was $253 million, compared to $222 million in the prior quarter, and $148 million in the prior fiscal second quarter. Non-GAAP operating income was $398 million, compared to $432 million in the prior quarter, and $170 million in the prior fiscal second quarter. Operating margin was 1.7%, compared to 1.4% in the prior quarter, and 2.5% in the prior fiscal second quarter. Non-GAAP operating margin was 2.6%, compared to 2.8% in the prior quarter, and 2.9% in the prior fiscal second quarter.
•Cash provided by operations was approximately $1.0 billion for the quarter.
•Repurchased $29 million of our common stock in the quarter and $53 million year to date.
•The trailing fiscal four quarters Return on Invested Capital (“ROIC”) was 8.4% compared to 9.7% in the prior quarter, and 20.5% in the prior fiscal second quarter. The adjusted trailing fiscal four quarters ROIC was 12.8%, compared to 13.9% in the prior quarter and 21.3% in the prior fiscal second quarter.
The following statements are based on TD SYNNEX’ current expectations for the fiscal 2022 third quarter. Non-GAAP financial measures exclude the impact of acquisition, integration and restructuring costs, amortization of intangible assets, share-based compensation, purchase accounting adjustments, and the related tax effects thereon. These statements are forward-looking and actual results may differ materially.

Third Quarter Fiscal 2022 Outlook
•Revenue is expected to be in the range of $14.5 billion to $15.5 billion.
•Net income is expected to be in the range of $120 million to $158 million and on a non-GAAP basis, net income is expected to be in the range of $241 million to $279 million.
•Diluted earnings per share is expected to be in the range of $1.24 to $1.64 and on a non-GAAP basis, diluted earnings per share is expected to be in the range of $2.50 to $2.90, based on estimated outstanding diluted weighted average shares of 95.5 million.
Full Year Fiscal 2022 Outlook
•Diluted earnings per share is expected to be in the range of $5.45 to $5.95, and we are reaffirming on a non-GAAP basis, diluted earnings per share is expected to be in the range of $11.15 to $11.65, based on estimated outstanding diluted weighted average shares of 95.6 million. We are reaffirming our full year fiscal 2022 non-GAAP diluted earnings per share guidance despite an unfavorable impact of $0.14 due to the further devaluation of the Euro.

Dividend
TD SYNNEX announced today that its Board of Directors declared a quarterly cash dividend of $0.30 per common share. The dividend is payable on July 29, 2022 to stockholders of record as of the close of business on July 15, 2022.
Conference Call and Webcast
TD SYNNEX will host a conference call today to discuss the fiscal 2022 second quarter results at 5:00 AM (PT)/8:00 AM (ET).
A live audio webcast of the earnings call will be accessible at ir.synnex.com and a replay of the webcast will be available following the call.
About TD SYNNEX
TD SYNNEX (NYSE: SNX) is a leading global distributor and solutions aggregator for the IT ecosystem. We’re an innovative partner helping more than 150,000 customers in 100+ countries to maximize the value of technology investments, demonstrate business outcomes and unlock growth opportunities. Headquartered in Clearwater, Florida, and Fremont, California, TD SYNNEX’ 22,000 co-workers are dedicated to uniting compelling IT products, services and solutions from 1,500+ best-in-class technology vendors. Our edge-to-cloud portfolio is anchored in some of the highest-growth technology segments including cloud, cybersecurity, big data/analytics, IoT, mobility and everything as a service. TD SYNNEX is committed to serving customers and communities, and we believe we can have a positive impact on our people and our planet, intentionally acting as a respected corporate citizen. We aspire to be a diverse and inclusive employer of choice for talent across the IT ecosystem. For more information, visit TDSYNNEX.com.
(1)Use of Non-GAAP Financial Information
In addition to the financial results presented in accordance with GAAP, TD SYNNEX also uses adjusted selling, general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude acquisition, integration and restructuring costs, the amortization of intangible assets, share-based compensation expense, purchase accounting adjustments and the related tax effects thereon. The Company also uses adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) which excludes other income (expense), net, acquisition, integration and restructuring costs, share-based compensation expense and purchase accounting adjustments. In prior periods, TD SYNNEX has excluded other items relevant to those periods for purposes of its non-GAAP financial measures.

Acquisition, integration and restructuring costs typically consist of acquisition, integration, restructuring and divestiture related costs and are expensed as incurred. These expenses primarily represent professional services costs for legal, banking, consulting and advisory services, severance and other personnel related costs, share-based compensation expense and debt extinguishment fees. From time to time, this category may also include transaction-related gains/losses on divestitures/spin-off of businesses, costs related to long-lived assets including impairment charges and accelerated depreciation and amortization expense due to changes in asset useful lives, as well as various other costs associated with the acquisition or divestiture.

TD SYNNEX’ acquisition activities have resulted in the recognition of finite-lived intangible assets which consist primarily of customer relationships and lists and vendor lists. Finite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in the Company’s Statements of Operations. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the Company’s products. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.
Share-based compensation expense is a non-cash expense arising from the grant of equity awards to employees based on the estimated fair value of those awards. Although share-based compensation is an important aspect of the compensation of our employees, the fair value of the share-based awards may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards and the expense can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Given the variety and timing of awards and the subjective assumptions that are necessary when calculating share-based compensation expense, TD SYNNEX believes this additional information allows investors to make additional comparisons between our operating results from period to period.
Purchase accounting adjustments are primarily related to the impact of recognizing the acquired vendor and customer liabilities related to the merger with Tech Data at fair value. The Company expects the duration of these adjustments to benefit our non-GAAP operating income through fiscal 2022 and through a portion of fiscal 2023 based on historical settlement patterns with our vendors and in accordance with the timing defined in our policy for releasing vendor and customer liabilities we deem remote to be paid.
Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of borrowings and equity, net of cash. Adjusted ROIC is calculated by excluding the tax effected impact of non-GAAP adjustments from operating income and by excluding the cumulative tax effected impact of current and prior period non-GAAP adjustments on equity.
TD SYNNEX also uses free cash flow, which is cash flow from operating activities, reduced by purchases of property and equipment. TD SYNNEX uses free cash flow to conduct and evaluate its business because, although it is similar to cash flow from operations, TD SYNNEX believes it is an additional useful measure of cash flows since purchases of property and equipment are a necessary component of ongoing operations. Free cash flow reflects an additional way of viewing TD SYNNEX’ liquidity that, when viewed with its GAAP results, provides a more complete understanding of factors and trends affecting its cash flows. Free cash flow has limitations as it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions. Therefore, TD SYNNEX believes it is important to view free cash flow as a complement to its entire Consolidated Statements of Cash Flows.
TD SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. These non-GAAP measures are intended to provide investors with an understanding of TD SYNNEX’ operational results and trends that more readily enable investors to analyze TD SYNNEX’ base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends, as well as for planning and forecasting in future periods. Management believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with TD SYNNEX’ Consolidated Financial Statements prepared in accordance with GAAP. A reconciliation of TD SYNNEX’ GAAP to non-GAAP financial information is set forth in the supplemental tables at the end of this press release.
(2) Because the merger with Tech Data did not occur until September 1, 2021 and therefore the results for Tech Data are not included in the Q2 FY2021 numbers, we have provided the results for Q1 FY22 to enable investors to more readily analyze TD SYNNEX’ financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends.
Safe Harbor Statement
Statements in this news release regarding TD SYNNEX that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements regarding strategies and objectives of TD SYNNEX for future operations; our expectations and outlook for the fiscal 2022 third quarter as to revenue, net income, non-GAAP net income, diluted earnings per share, non-GAAP diluted earnings per share, and outstanding diluted weighted average shares; our dividend program; the anticipated benefits of the non-GAAP financial measures; and the expected duration of our purchase accounting adjustments.
The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that the legacy SYNNEX and legacy Tech Data businesses will not be integrated successfully or realize the anticipated benefits of the combined company; new or ongoing effects of the COVID-19 pandemic; the unfavorable outcome of any legal proceedings that have been or may be instituted against us; the ability to retain key personnel; general economic conditions and any weakness in information technology and consumer electronics spending; seasonality; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any incidents of theft; the declaration, timing and payment of dividends, and the Board’s reassessment thereof; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2021 and subsequent SEC filings. Statements included in this press release are based upon information known to TD SYNNEX as of the date of this release, and TD SYNNEX assumes no obligation to update information contained in this press release unless otherwise required by law.
Copyright 2022 TD SYNNEX CORPORATION. All rights reserved. TD SYNNEX, the TD SYNNEX Logo, and all other TD SYNNEX company, product and services names and slogans are trademarks or registered trademarks of TD SYNNEX Corporation. Other names and marks are the property of their respective owners.
Contacts:
Liz Morali
Investor Relations
510-668-8436
ir@synnex.com
Bobby Eagle
Global Corporate Communications
727-538-5864
bobby.eagle@techdata.com

TD SYNNEX Corporation
Consolidated Balance Sheets
(Currency and share amounts in thousands, except par value)
(Amounts may not add due to rounding)
(Unaudited)

	May 31, 2022	November 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$521,514	$993,973
Accounts receivable, net	7,851,536	8,310,032
Receivables from vendors, net	1,032,892	1,118,963
Inventories	8,433,997	6,642,915
Other current assets	695,502	668,261
Total current assets	18,535,441	17,734,144
Property and equipment, net	418,083	483,443
Goodwill	3,856,807	3,917,276
Intangible assets, net	4,680,559	4,913,124
Other assets, net	566,939	618,393
Total assets	$28,057,829	$27,666,380

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$208,575	$181,256
Accounts payable	12,521,137	12,034,946
Other accrued liabilities	1,929,996	2,017,253
Total current liabilities	14,659,708	14,233,455
Long-term borrowings	3,902,627	3,955,176
Other long-term liabilities	479,735	556,134
Deferred tax liabilities	1,034,094	1,015,640
Total liabilities	20,076,164	19,760,405
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 98,436 and 98,204 shares issued as of May 31, 2022 and November 30, 2021, respectively	98	98
Additional paid-in capital	7,315,664	7,271,337
Treasury stock, 3,201 and 2,633 shares as of May 31, 2022 and November 30, 2021, respectively	(259,800)	(201,139)
Accumulated other comprehensive loss	(469,816)	(336,194)
Retained earnings	1,395,519	1,171,873
Total stockholders' equity	7,981,665	7,905,975
Total liabilities and equity	$28,057,829	$27,666,380

TD SYNNEX Corporation
Consolidated Statements of Operations
(Currency and share amounts in thousands, except per share amounts)
(Amounts may not add due to rounding)
(Unaudited)

	Three Months Ended		Six Months Ended
	May 31, 2022	May 31, 2021	May 31, 2022	May 31, 2021
Revenue	$15,269,791	$5,856,825	$30,739,768	$10,795,839
Cost of revenue	(14,314,002)	(5,527,650)	(28,815,318)	(10,162,097)
Gross profit	955,789	329,175	1,924,450	633,742
Selling, general and administrative expenses	(670,574)	(175,339)	(1,323,425)	(338,159)
Acquisition, integration and restructuring costs	(32,478)	(5,935)	(125,848)	(5,935)
Operating income	252,737	147,901	475,177	289,649
Interest expense and finance charges, net	(47,968)	(22,563)	(90,311)	(45,401)
Other expense, net	(6,255)	(755)	(10,523)	(2,089)
Income before income taxes	198,514	124,583	374,343	242,159
Provision for income taxes	(49,597)	(31,481)	(93,102)	(61,235)
Net income	$148,917	$93,102	$281,241	$180,924
Earnings per common share:
Basic	$1.55	$1.79	$2.93	$3.49
Diluted	$1.55	$1.78	$2.92	$3.46
Weighted-average common shares outstanding:
Basic	95,469	51,192	95,491	51,169
Diluted	95,742	51,707	95,784	51,636

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add due to rounding)

	Three Months Ended			Six Months Ended
	May 31, 2022	February 28, 2022	May 31, 2021	May 31, 2022	May 31, 2021
Selling, general and administrative expenses
GAAP selling, general and administrative expenses	$703,052	$746,221	$181,274	$1,449,273	$344,094
Acquisition, integration and restructuring costs	32,478	93,370	5,935	125,848	5,935
Amortization of intangibles	74,676	76,136	9,373	150,812	18,742
Share-based compensation	7,038	6,750	6,750	13,788	11,637
Purchase accounting adjustments	3,986	8,082	—	12,068	—
Adjusted selling, general and administrative expenses	$584,874	$561,883	$159,216	$1,146,757	$307,780

	Three Months Ended			Six Months Ended
	May 31, 2022	February 28, 2022	May 31, 2021	May 31, 2022	May 31, 2021
Operating income and operating margin
Revenue	$15,269,791	$15,469,977	$5,856,825	$30,739,768	$10,795,839

GAAP operating income	$252,737	$222,440	$147,901	$475,177	$289,649
Acquisition, integration and restructuring costs	32,478	93,370	5,935	125,848	5,935
Amortization of intangibles	74,676	76,136	9,373	150,812	18,742
Share-based compensation	7,038	6,750	6,750	13,788	11,637
Purchase accounting adjustments	31,392	33,161	—	64,553	—
Non-GAAP operating income	$398,321	$431,857	$169,959	$830,178	$325,963

GAAP operating margin	1.66%	1.44%	2.53%	1.55%	2.68%
Non-GAAP operating margin	2.61%	2.79%	2.90%	2.70%	3.02%

	Three Months Ended			Six Months Ended
	May 31, 2022	February 28, 2022	May 31, 2021	May 31, 2022	May 31, 2021
Adjusted EBITDA
Net income	$148,917	$132,324	$93,102	$281,241	$180,924
Interest expense and finance charges, net	47,968	42,343	22,563	90,311	45,401
Provision for income taxes	49,597	43,505	31,481	93,102	61,235
Depreciation(1)	24,949	79,365	5,668	104,314	11,167
Amortization of intangibles	74,676	76,136	9,373	150,812	18,742
EBITDA	$346,107	$373,673	$162,187	$719,780	$317,469
Other expense, net	6,255	4,268	755	10,523	2,089
Acquisition, integration and restructuring costs	32,478	40,499	5,935	72,977	5,935
Share-based compensation	7,038	6,750	6,750	13,788	11,637
Purchase accounting adjustments	31,392	33,161	—	64,553	—
Adjusted EBITDA	$423,270	$458,351	$175,627	$881,621	$337,130
(1) Includes depreciation recorded in acquisition, integration, and restructuring costs.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency and share amounts in thousands, except per share amounts)
(Amounts may not add due to rounding)
(continued)

	Three Months Ended			Six Months Ended
	May 31, 2022	February 28, 2022	May 31, 2021	May 31, 2022	May 31, 2021
Net income
Net income	$148,917	$132,324	$93,102	$281,241	$180,924
Acquisition, integration and restructuring costs	34,759	95,202	5,935	129,961	5,935
Amortization of intangibles	74,676	76,136	9,373	150,812	18,742
Share-based compensation	7,038	6,750	6,750	13,788	11,637
Purchase accounting adjustments	31,392	33,161	—	64,553	—
Income taxes related to the above	(34,525)	(47,883)	(5,733)	(82,408)	(9,258)
Income tax capital loss carryback benefit	—	(3,246)	—	(3,246)	—
Non-GAAP net income	$262,257	$292,444	$109,427	$554,701	$207,980

Diluted EPS(1)	$1.55	$1.37	$1.78	$2.92	$3.46
Acquisition, integration and restructuring costs	0.36	0.99	0.11	1.35	0.11
Amortization of intangibles	0.77	0.79	0.18	1.56	0.36
Share-based compensation	0.07	0.07	0.13	0.14	0.22
Purchase accounting adjustments	0.33	0.34	—	0.67	—
Income taxes related to the above	(0.36)	(0.50)	(0.11)	(0.86)	(0.18)
Income tax capital loss carryback	—	(0.03)	—	(0.03)	—
Non-GAAP Diluted EPS(1)	$2.72	$3.03	$2.09	$5.75	$3.98
(1) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. For purposes of calculating Diluted EPS, net income allocated to participating securities was approximately
0.7% and 0.6% of net income for the three and six months ended May 31, 2022, respectively, approximately 0.7% of net income for the three months ended February 28, 2022, and approximately 1.3% and 1.2% of net income for the three and six months ended May 31, 2021, respectively.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency and share amounts in millions, except per share amounts)
(Amounts may not add due to rounding)
(continued)

	Three Months Ended		Six Months Ended
	May 31, 2022	May 31, 2021	May 31, 2022	May 31, 2021
Free cash flow
Net cash provided by (used in) operating activities	$1,035,966	$279,342	$(284,482)	$304,318
Purchases of property and equipment	(21,284)	(4,861)	(46,501)	(9,114)
Free cash flow	$1,014,682	$274,481	$(330,983)	$295,204

	Forecast
	Three Months Ending August 31, 2022
	Low	High
Net income	$120	$158
Acquisition, integration and restructuring costs	40	40
Amortization of intangibles	80	80
Share-based compensation	9	9
Purchase accounting adjustments	30	30
Income taxes related to the above	(38)	(38)
Non-GAAP net income	$241	$279

Diluted EPS(1)	$1.24	$1.64
Acquisition, integration and restructuring costs	0.42	0.42
Amortization of intangibles	0.83	0.83
Share-based compensation	0.09	0.09
Purchase accounting adjustments	0.31	0.31
Income taxes related to the above	(0.40)	(0.40)
Non-GAAP Diluted EPS	$2.50	$2.90

	Forecast
	Fiscal Year Ended November 30, 2022
	Low	High
Diluted EPS(1)	$5.45	$5.95
Acquisition, integration and restructuring costs	2.56	2.56
Amortization of intangibles	3.32	3.32
Share-based compensation	0.37	0.37
Purchase accounting adjustments	1.25	1.25
Income taxes related to the above	(1.80)	(1.80)
Non-GAAP Diluted EPS	$11.15	$11.65
(1) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. Net income allocable to participating securities is estimated to be approximately 0.7% of the forecast net income for the three months ending August 31, 2022, and the fiscal year ending November 30, 2022.

TD SYNNEX Corporation
Calculation of Financial Metrics
Return on Invested Capital ("ROIC")
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	May 31, 2022	February 28, 2022	May 31, 2021
ROIC
Operating income (trailing fiscal four quarters)	$808,746	$703,910	$622,402
Income taxes on operating income(1)	(140,351)	(114,578)	(152,960)
Operating income after taxes	$668,395	$589,332	$469,442

Total invested capital comprising equity and borrowings, less cash (last five quarters average)	$7,930,664	$6,080,058	$2,293,868

ROIC	8.4%	9.7%	20.5%

Adjusted ROIC
Non-GAAP operating income (trailing fiscal four quarters)	$1,406,346	$1,177,984	$695,195
Income taxes on non-GAAP operating income(1)	(343,813)	(290,195)	(174,681)
Non-GAAP operating income after taxes	$1,062,533	$887,789	$520,514

Total invested capital comprising equity and borrowings, less cash (last five quarters average)	$7,930,664	$6,080,058	$2,293,868
Tax effected impact of cumulative non-GAAP adjustments (last five quarters average)	377,350	284,682	153,585
Total non-GAAP invested capital (last five quarters average)	$8,308,014	$6,364,740	$2,447,453

Adjusted ROIC	12.8%	13.9%	21.3%

(1) Income taxes on GAAP operating income was calculated using the effective year-to-date tax rates during the respective periods. Income taxes on non-GAAP operating income was calculated by excluding the tax effect of taxable and deductible non-GAAP adjustments using the effective year-to-date tax rate during the respective periods.

TD SYNNEX Corporation
Calculation of Financial Metrics
Cash Conversion Cycle
(Currency in thousands)
(Amounts may not add or compute due to rounding)

		Three Months Ended
		May 31, 2022	February 28, 2022	May 31, 2021
Days sales outstanding
Revenue	(a)	$15,269,791	$15,469,977	$5,856,825
Accounts receivable, net	(b)	7,851,536	8,732,024	2,451,877
Days sales outstanding	(c) = ((b)/(a))*the number of days during the period	47	51	39

Days inventory outstanding
Cost of revenue	(d)	$14,314,002	$14,501,316	$5,527,650
Inventories	(e)	8,433,997	7,883,265	2,684,681
Days inventory outstanding	(f) = ((e)/(d))*the number of days during the period	54	49	45

Days payable outstanding
Cost of revenue	(g)	$14,314,002	$14,501,316	$5,527,650
Accounts payable	(h)	12,521,137	12,193,263	3,503,036
Days payable outstanding	(i) = ((h)/(g))*the number of days during the period	80	76	58

Cash conversion cycle	(j) = (c)+(f)-(i)	21	24	26